EXHIBIT 99

                       HERLEY REPORTS 1ST QUARTER RESULTS
             CONFERENCE CALL SCHEDULED FOR FRIDAY, DECEMBER 7, 2007

Lancaster, PA. December 6, 2007 Herley Industries, Inc. (Nasdaq: HRLY) reported net sales for the first quarter of fiscal 2008 ended October 28, 2007 of $35.1 million, down $5.0 million or 12.4% from the first quarter of the prior fiscal year.

Herley reported a loss of $0.19 per share including the impact of a litigation settlement agreement with EADS Deutschland GmbH ("EADS"), as compared with a loss of $0.43 for the thirteen weeks ended October 29, 2006, which included the impact of employment contract settlement costs.

Excluding the impact of both the litigation settlement costs and the employment contract settlement costs, basic and diluted earnings per common share would have been $ 0.14 and $ 0.13, respectively for the thirteen weeks ended October 28, 2007 as compared to basic and diluted earnings per common share of $0.07 for the thirteen weeks ended October 29, 2006. A reconciliation of the Non-GAAP earnings per common share calculation is as follows:

                                                                       Thirteen weeks ended
                                                                       --------------------

                                                          Non-GAAP Measure*           As Reported Under GAAP
                                                          -----------------           ----------------------
                                                       October 28,    October 29,    October 28,    October 29,
                                                          2007            2006           2007           2006
                                                        --------      ----------     ----------     ----------

Loss before income taxes                                 ($4,319)       ($7,561)       ($4,319)       ($7,561)
Litigation Settlement                                      6,042              -              -              -
Employment contract settlement costs                           -          8,914              -              -
                                                        --------      ----------     ----------     ----------
Income (loss) before income taxes                          1,723          1,353         (4,319)        (7,561)
(Benefit) provision for income taxes                        (181)           381         (1,728)        (1,550)
                                                        --------      ----------     ----------     ----------
Net income (loss)                                         $1,904           $972        ($2,591)       ($6,011)
                                                        ========      ==========     ==========     ==========
Earnings (loss) per common share - Basic                   $0.14          $0.07         ($0.19)        ($0.43)
                                                        ========      ==========     ==========     ==========
Basic weighted average shares                             13,965         13,862         13,965         13,862
                                                        ========      ==========     ==========     ==========
Earnings (loss) per common share - Diluted                 $0.13          $0.07         ($0.19)        ($0.43)
                                                        ========      ==========     ==========     ==========
Diluted weighted average shares                           14,384         14,148         13,965         13,862
                                                        ========      ==========     ==========     ==========

---
* The non-GAAP disclosure of net income and basic and diluted earnings per common share is not preferable to GAAP net income and earnings per common share but is shown as a supplement to such disclosure for comparability to the prior year's results. Management believes that this information is important to investors for a meaningful analysis of our financial performance.

Myron Levy, Herley Chairman and CEO commented, "Herley is on a long road back from a very difficult time. Net sales are down for the first quarter of fiscal year 2008 as compared to the first quarter of fiscal year 2007, but we experienced improved gross margins over the prior year, thanks to the focused management team we have in place. We experienced a net loss due to the effect of an agreement reached between Herley and EADS Deutschland GmbH ("EADS") to settle a lawsuit filed in April of this year. The settlement agreement provides for a guaranteed payment to EADS of the sum of $6,000,000 without interest over a three-year period. We believe that this settlement agreement is in the best interests of our Company not only because we will avoid extensive legal fees, but we are now in a position to return to a healthy, productive business relationship with one of the largest defense companies. The defense industry is dominated by major contractors like Boeing, Lockheed, Northrop Grumman,
Raytheon, and EADS. EADS has been an excellent customer for Herley, but the relationship was clouded by the multiple lawsuits initiated here and overseas. With this agreement in place, we look forward to the increased opportunities with EADS as a business partner and customer."

Mr. Levy continued, "On a positive note, the Company continues to book business on major defense programs, building a strong backlog of new and long-term programs in the U. S. Defense market as well as in the international market. Jeff Markel, our new Chief Operating Officer, has been actively reviewing the Company's eight operating locations and working with me and corporate officers to reach the Company's goals of improved profitability and shareholder value."

A Conference Call has been scheduled for 9:00 a.m. Eastern Time on Friday, December 7, 2007. Interested parties may join the conference by dialing: (888) 425-4188 referencing Conference ID # 25615779.

Replay of the conference call is scheduled to begin on December 7, 2007, one hour after completion of the call, and end on December 14 at 11:59 p.m. Eastern Time. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1 (706) 645-9291
(International), and Conference ID# 25615779.

This conference call will be broadcast live over the Internet and can be accessed by interested parties through URL: http://www.videonewswire. com/event ..asp?id=44278

To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the site.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has eight manufacturing locations and approximately 953 employees. Additional information about the company can be found on the Internet at www.herley.com.

For information at Herley contact:
Peg Guzzetti                                              Tel:  (717) 735-8117
Investor Relations                                        www.herley.com


Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the belief of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company's results could differ materially based on various factors, including, but not limited to, cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, the effects of the indictment of the Company and general economic conditions. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                      October 28,
                                                                        2007       July 29,
                                                                     (Unaudited)     2007
                                                                      ----------  ----------
                                     ASSETS
Current Assets:
        Cash and cash equivalents                                    $    34,643 $    35,181
        Trade accounts receivable, net                                    25,585      28,058
        Income Taxes Receivable                                              819         819
        Costs incurred and income recognized in excess
           of billings on uncompleted contracts and claims                17,495      14,448
        Other receivables                                                  2,353       2,816
        Inventories, net                                                  53,424      51,815
        Deferred income taxes                                              6,513       4,254
        Other current assets                                               1,860       1,069
                                                                       ----------  ----------
              Total Current Assets                                       142,692     138,460
Property, Plant and Equipment, net                                        30,623      29,996
Goodwill                                                                  74,102      74,044
Intangibles, net of accumulated amortization of $5,819 at October 28,
        2007 and $5,256 at July 29, 2007                                  17,879      18,431
Other Assets                                                                 616       1,662
                                                                       ----------  ----------
              Total Assets                                           $   265,912 $   262,593
                                                                       ==========  ==========
              LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
        Current portion of long-term debt                            $     1,361 $     1,346
        Current portion of employment settlement agreement -
            (net of imputed interest of $203 at October 28, 2007 and
            $245 at July 29, 2007)                                         1,154       1,113
        Current portion of litigation settlement (net of imputed
            interest of $59)                                               3,941       -
        Accounts payable and accrued expenses                             20,736      19,049
        Billings in excess of costs incurred and
            income recognized on uncompleted contracts                       641          99
        Income taxes payable                                                 158       3,518
        Accrual for contract losses                                          889       1,564
        Accrual for warranty costs                                         1,081       1,106
        Advance payments on contracts                                      7,118       7,163
                                                                       ----------  ----------
              Total Current Liabilities                                   37,079      34,958
Long-term Debt                                                             5,533       5,951
Long-term Portion of Employment Settlement Agreement -
    (net of imputed interest of $542 at October 28, 2007 and $580
     at July 29, 2007)                                                     3,854       4,117
Long-term portion of litigation settlement (net of imputed interest
     of $242)                                                              1,758       -
Other Long-term Liabilities                                                1,341       1,311
Deferred Income Taxes                                                      7,120       6,615
Accrued Income Taxes Payable                                               3,139       -
                                                                       ----------  ----------
              Total Liabilities                                           59,824      52,952
                                                                       ----------  ----------
Commitments and Contingencies
Shareholders' Equity:
        Common stock, $.10 par value; authorized 20,000,000 shares;
         issued and outstanding 13,896,671 at October 28, 2007, and
         13,977,115 at July 29, 2007                                       1,390       1,398
        Additional paid-in capital                                       106,108     107,094
        Retained earnings                                                 96,813      99,404
        Accumulated other comprehensive income                             1,777       1,745
                                                                       ----------  ----------
              Total Shareholders' Equity                                 206,088     209,641
                                                                       ----------  ----------
              Total Liabilities and Shareholders' Equity             $   265,912 $   262,593
                                                                       ==========  ==========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                                                      Thirteen weeks ended
                                                                      --------------------
                                                                  October 28,        October 29,
                                                                     2007               2006
                                                                ---------------    ---------------
Net sales                                                     $         35,133   $         40,116
                                                                ---------------    ---------------

Cost and expenses:
        Cost of products sold                                           25,140             29,831
        Selling and administrative expenses                              8,820              9,022
        Litigation settlement                                            6,042           -
        Employment contract settlement costs                          -                     8,914
                                                                ---------------    ---------------
                                                                        40,002             47,767
                                                                ---------------    ---------------

        Loss from operations                                            (4,869)            (7,651)
                                                                ---------------    ---------------

Other income (expense):
        Investment income                                                  429                216
        Interest expense                                                   (25)              (143)
        Foreign exchange transaction gain                                  146                 17
                                                                ---------------    ---------------
                                                                           550                 90
                                                                ---------------    ---------------

        Loss before income taxes                                        (4,319)            (7,561)
Benefit for income taxes                                                (1,728)            (1,550)
                                                                ---------------    ---------------

        Net loss                                              $         (2,591)  $         (6,011)
                                                                ===============    ===============

Loss per common share - Basic                                 $          (0.19)  $          (0.43)
                                                                ===============    ===============

        Basic weighted average shares                                   13,965             13,862
                                                                ===============    ===============

Loss per common share - Diluted                               $          (0.19)  $          (0.43)
                                                                ===============    ===============
        Diluted weighted average shares                                 13,965             13,862
                                                                ===============    ===============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                         Thirteen weeks ended
                                                                     October 28,     October 29,
                                                                         2007           2006
                                                                     -------------  --------------
Cash flows from operating activities:
        Net Loss                                                   $       (2,591)$        (6,011)
                                                                     -------------  --------------
        Adjustments to reconcile net loss to
           net cash provided by (used in) operating activities:
              Depreciation and amortization                                 1,846           1,751
              Stock-based compensation costs                                  247             116
              Excess tax benefit from exercises of stock options              (13)              -
              Litigation settlement costs                                   5,942               -
              Employment contract settlement costs (includes $196 of
                    stock option modification costs)                            -           8,914
              Imputed interest related to employment settlement liability      80              19
              Foreign exchange transaction gains                             (146)            (17)
              Inventory valuation reserve charges                             481             287
              Reduction in accrual for contract losses                       (826)              -
              Warranty reserve charges                                        348             266
              Deferred tax benefit                                         (1,742)         (2,301)
              Changes in operating assets and liabilities:
                    Trade accounts receivable                               2,379            (330)
                    Costs incurred and income recognized in excess
                       of billings on uncompleted contracts and claims     (3,047)            668
                    Other receivables                                         463            (435)
                    Inventories                                            (2,173)            450
                    Other current assets                                     (791)           (649)
                    Accounts payable and accrued expenses                   1,687          (1,961)
                    Billings in excess of costs incurred and
                      income recognized on uncompleted contracts              542              34
                    Income taxes payable                                     (208)            677
                    Accrual for contract losses                               151            (165)
                    Employment settlement agreement                          (302)         (3,000)
                    Advance payments on contracts                             (45)            261
                    Other, net                                               (188)            218
                                                                     -------------  --------------
                          Total adjustments                                 4,685           4,803
                                                                     -------------  --------------
              Net cash provided by (used in) operating activities           2,094          (1,208)
                                                                     -------------  --------------
Cash flows from investing activities:
        Acquisition of technology license                                       -            (179)
        Capital expenditures                                                 (966)         (1,016)
                                                                     -------------  --------------
              Net cash used in investing activities                          (966)         (1,195)
                                                                     -------------  --------------
Cash flows from financing activities:
        Borrowings under bank line of credit                                4,900           4,500
        Borrowings - other                                                      -           1,746
        Proceeds from exercise of stock options                                34               -
        Excess tax benefit from exercises of stock options                     13               -
        Payments of long-term debt                                           (425)           (167)
        Payments under bank line of credit                                 (4,900)         (4,500)
        Purchase of treasury stock                                         (1,288)              -
                                                                     -------------  --------------
              Net cash (used in) provided by financing activities          (1,666)          1,579
                                                                     -------------  --------------
Effect of exchange rate changes on cash                                         -              22
                                                                     -------------  --------------
              Net decrease in cash and cash equivalents                      (538)           (802)
Cash and cash equivalents at beginning of period                           35,181          22,303
                                                                     -------------  --------------
Cash and cash equivalents at end of period                         $       34,643 $        21,501
                                                                     =============  ==============